Exhibit 10.1

Pharmos Corporation

99 Wood Avenue South, Suite 301

Iselin, New Jersey 08830

August 31, 2006

Lloyd I. Miller, III

4550 Gordon Drive

Naples, Florida 34102

Dear Mr. Miller:

This letter sets forth our agreement concerning the settlement of the proxy dispute between Pharmos Corporation (the “Company” or “Pharmos”) and you. Specifically, we have agreed as follows:

1. The Company will prepare a revised preliminary proxy statement for a Meeting of Shareholders to be held on or about September 27, 2006, or as soon thereafter as reasonably practicable (the “Meeting”). The form of preliminary proxy will be substantially similar to the Company’s preliminary proxy filed with the Securities and Exchange Commission on May 3, 2006 (the “Preliminary Proxy”), and will include as agenda items: (i) a proposal (the “Acquisition Proposal”) to approve the issuance of shares of the Company’s common stock in connection with the proposed acquisition (the “Acquisition”) by the Company of Vela Pharmaceuticals Inc. (“Vela”); (ii) the election (the “Election”) of three Class III directors to serve for a three-year term until the 2009 annual meeting of shareholders; and (iii) the ratification (the “Ratification”) of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006. Provided that the Company enters into an amendment (the “Merger Agreement Amendment”) to its March 2006 Merger Agreement with Vela, a copy of which is annexed hereto as Exhibit A, you agree that neither you nor any of the Related Parties, as defined below, will engage, directly or indirectly, in a proxy contest or will otherwise solicit proxies to vote in opposition to any of the three items referred to above. You will also take all necessary and appropriate action promptly to notify the Securities and Exchange Commission of the withdrawal of your preliminary proxy statement filed in opposition to the Company’s proxy materials, and will amend your Report on Schedule 13D to reflect the terms of our agreement as provided in this letter. In addition, you agree to vote, and to cause the Related Parties to vote, all shares of common stock of the Company beneficially owned by you or the Related Parties as of the record date for the Meeting in favor of the Acquisition Proposal, for the Election of the Company’s nominees for Class III directors and in favor of the Ratification, and, have executed and delivered (and will cause the Related Parties to execute and deliver within 5 business days of the date hereof) a voting agreement with the Company in the form annexed hereto as Exhibit B (the “Voting Agreement”). “Related Parties” shall mean members of your family, any entity directly or indirectly controlled by you or members of your family, or entities which hold shares of the Company’s common stock for the benefit of you or members of your family, including without limitation Trust A-4 and Milfam II L.P.

2. Pharmos agrees that on the earlier of (i) two days immediately following the date of the Meeting or (ii) the date of the closing of the Acquisition, you or a mutually agreeable designee will be added as a member of the Company’s Board of Directors (the “Board”). If the Acquisition Proposal has not been approved or the Acquisition otherwise has not closed by such date, this will be accomplished by our expanding the size of the Board from seven to eight members by means of increasing the number of Class II Directors, with a term expiring in 2008, from two to three members, and you or such reasonably acceptable designee will be appointed to the new vacant Board position. If the Acquisition has occurred, this will be accomplished by our expanding the size of the Board from seven to nine members, and you or your reasonably acceptable designee will be appointed to a vacancy of the Class II Directors, with a term expiring in 2008. At your discretion, if you choose to have your designee appointed to the new Board position, you may attend all Board meetings as an observer, subject to your execution of a customary confidentiality agreement, in which case you shall receive all prior notices and materials that members of the Board receive. Your observer rights will continue as long as you and the Related Parties collectively hold at least 3% of the Company’s outstanding voting stock. If the Acquisition is completed, the size of the whole Board will be nine (9) members.

3. The new member of the Board (either you or your designee) will be appointed to serve on the Board’s Governance and Nominating Committee.

4. Neither you nor the Related Parties shall at any time engage in any form of conduct, or make any statements or representations, that disparage or otherwise impair the reputation, goodwill or commercial interests of Pharmos, the members of its Board, its management, employees, agents, stockholders, subsidiaries, parents, and/or other direct or indirect affiliates concerning the subject matter of the proxy contest or the Lawsuit, as defined below. Pharmos shall not at any time engage in any form of conduct, or make any statements or representations, that disparage or otherwise impair the reputation, goodwill or commercial interests of you, the Related Parties or any other member of your proposed slate of directors identified in your preliminary proxy materials dated May 25, 2006, and your and their respective management, employees, agents, stockholders, subsidiaries, parents, and/or other direct or indirect affiliates concerning the subject matter of the proxy contest or the Lawsuit. Notwithstanding the foregoing, Pharmos’ rights with respect to Raymond E. McKee (“McKee”) under the Settlement Agreement which is being entered into with him simultaneously with execution of this letter (the “McKee Settlement Agreement”) shall be governed by the McKee Settlement Agreement, including any right Pharmos has in the event McKee is in breach of his obligation thereunder.

5. Simultaneously with execution of this letter, Pharmos will voluntarily dismiss with prejudice the lawsuit Pharmos filed in the United States District Court for the District of Connecticut, Pharmos Corporation v. Raymond E. McKee, Civ. No. 3:06-950 (the “Lawsuit”). Pharmos and McKee will execute and deliver to each other a settlement agreement and mutual releases in forms satisfactory to Pharmos and McKee. Pharmos further agrees and covenants that, in addition to the general release as reflected in Exhibit C-1 (the “Pharmos Release”), it will not file suit or seek administrative or judicial relief of any kind against any third parties named or defined as releasees in the Pharmos Release, for any claims or causes of action related to the proxy contest or the claims asserted in the Lawsuit.

6. Pharmos and you will exchange general releases, in the form annexed as Exhibits C-1 and C-2 hereto, as a result of which Pharmos, on the one hand, and you and the Related Parties, on the other hand, will release each other of all claims that were asserted or could have been asserted against each other, except that the obligations of Pharmos and you created hereunder will survive and will not be released.

7. Pharmos will reimburse you and the Related Parties for actual, documented out of pocket fees and expenses related to the proxy dispute and the Lawsuit, consisting of (i) reasonable attorneys’ fees and expenses of your counsel related to the preparation and filing of Schedule 13Ds and amendments and preliminary proxy materials, as well as the settlement of the proxy dispute, (ii) related filing and printing expenses, (iii) fees paid to a proxy solicitation firm, (iv) reasonable attorneys’ fees and expenses of your counsel as well as counsel for the Related Parties and counsel for your broker Joseph Betti and his brokerage firm in connection with the Lawsuit and (v) your other expenses and fees of your advisors and other director nominees, not to exceed $40,000 in the aggregate. The aggregate amount of fees and expenses identified in items (i) through (v) above shall not exceed $680,000.

8. The Preliminary Proxy will be revised to disclose our agreements as set forth herein and the terms of the Merger Agreement Amendment, and such revisions shall not be made without first providing a draft to your counsel for review.

9. This letter may be executed in counterparts with the same force and effect as one fully executed original document. This letter and exhibits hereto contain all the representations and warranties, express and implied, oral and written, of the parties hereto, and the entire understanding and agreement between and among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous conversations, negotiations, proposed agreements, representations, covenants and warranties with respect to the subject matter hereof.

10. You acknowledge and agree that this agreement is subject to the approval by the Board.

[Remainder of page intentionally blank; signature page follows.]

Very truly yours,

PHARMOS CORPORATION

By: s/ HAIM AVIV
Haim Aviv
Chairman and Chief Executive Officer

ACKNOWLEDGED AND AGREED:

    s/ LLOYD I. MILLER, III

Lloyd I. Miller, III

EXHIBIT A TO LETTER AGREEMENT

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

SEE EXHIBIT 2.1 TO THIS CURRENT REPORT ON 8-K

EXHIBIT B TO LETTER AGREEMENT

VOTING AGREEMENT AND WAIVER

SEE EXHIBIT 10.2 TO THIS CURRENT REPORT ON 8-K

EXHIBITS C-1, C-2 TO LETTER AGREEMENT

FORMS OF GENERAL RELEASES

The foregoing Exhibits have been omitted from this filing. Pharmos Corporation shall furnish a copy of any omitted Exhibit on a supplemental basis to the Securities and Exchange Commission upon request.